Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-198178) and Form S-8 (No. 333-200801), of Truett-Hurst, Inc. of our report dated September 28, 2015, relating to the consolidated financial statements of Truett-Hurst, Inc. and subsidiaries, which appear in the Truett-Hurst, Inc. Annual Report on Form 10-K for the year ended June 30,2015.

/s/ Burr Pilger Mayer, Inc.

Santa Rosa, California

September 28, 2015